SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  MAY 31, 1995

                  ARTISTIC GREETINGS INCORPORATED
      (Exact Name of Registrant as specified in its Charter)

     DELAWARE                   0-7513              16-0909929
     (State or other            (Commission         (IRS Employer
     jurisdiction               File Number)        Identification No.)
     of incorporation)

             ONE KOMER CENTER, ELMIRA, NEW YORK 14902
             (Address of Principal Executive Offices)

      Telephone Number, including area code:  (607) 737-5235

Former name or former address, if changed since last report:

        Not Applicable.

ITEM 5.OTHER EVENTS.

     On May 31, 1995, Artistic Greetings Incorporated (the "Company") purchased various assets from Valcheck Company ("Valcheck"), a subsidiary of Valassis Communications, Inc., related to Valcheck's manufacture and direct mail marketing and sale of checks (its "mail order check business"). Under the terms of the Purchase Agreement governing this transaction, the Company purchased Valcheck's customer lists, machinery and equipment, inventory and artwork related to Valcheck's mail order check business, and assumed the obligation to fulfill Valcheck's current check orders and check orders received by Valcheck after closing. In consideration for the assets purchased, the Company: (1) issued to Valcheck 500,000 shares of the Company's Common Stock, par value $.10 per share, pursuant to the terms of a related Investment Agreement between the Company and Valcheck; and (2) agreed to pay Valcheck 20% of the revenues it receives, less certain adjustments, for both the existing check orders it assumed the obligation to fulfill for Valcheck as well as for all first-time check orders Valcheck receives within one year following the closing date of this transaction.

     Under the terms of the Investment Agreement, the Company has granted Valcheck a put option which calls for the Company, at Valcheck's option, to repurchase up to all of these shares at the end of two years following the closing date of this transaction at a price of $5.00 per share. The closing price of the Company's Common Stock in Nasdaq trading on May 31, 1995 was $3.75 per share. The Investment Agreement also provides that, so long as Valcheck controls at least 300,000 of the shares, Valcheck will have the right to designate one representative as a member of the Company's Board of Directors, and that so long as Valcheck controls any of the shares, it will vote all such shares in accordance with the recommendations made by the Company's Board of Directors with respect to any matters put before the Company's shareholders for action. The Company's shares issued to Valcheck in this transaction are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act"), and can only be disposed of in an offering registered under that Act or in a transaction exempt from registration thereunder.

     Both the Purchase Agreement and the Investment Agreement are filed as exhibits to this Report.


ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.     See Exhibit Index.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ARTISTIC GREETINGS INCORPORATED
                                   (Registrant)

Date:  June 15, 1995          By:  /S/ WILLIAM D. BANFIELD
                                   William D. Banfield, Controller

                           EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION                   PAGES

4-1 Investment Agreement between Valcheck Company and Artistic Greetings Incorporated, dated May 30, 1995

10-1      Purchase Agreement among Artistic Greetings
          Incorporated, Valcheck Company and Valassis
          Communications, Inc., dated May 30, 1995